Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the “Registrant”), does hereby constitute and appoint Michael J. Hennigan, Pamela K.M. Beall and C. Kristopher Hagedorn, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2019 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of February 2020.

Signature	Title

/s/ Gary R. Heminger	Chairman of the Board of Directors of MPLX GP LLC (the general partner of MPLX LP)
Gary R. Heminger

/s/ Michael J. Hennigan	Director, President and Chief Executive Officer of MPLX GP LLC (the general partner of MPLX LP) (principal executive officer)
Michael J. Hennigan

/s/ Pamela K.M. Beall	Director, Executive Vice President and Chief Financial Officer of MPLX GP LLC (the general partner of MPLX LP) (principal financial officer)
Pamela K.M. Beall

/s/ C. Kristopher Hagedorn	Vice President and Controller of MPLX GP LLC (the general partner of MPLX LP) (principal accounting officer)
C. Kristopher Hagedorn

/s/ Michael L. Beatty	Director of MPLX GP LLC (the general partner of MPLX LP)
Michael L. Beatty

/s/ Christopher A. Helms	Director of MPLX GP LLC (the general partner of MPLX LP)
Christopher A. Helms

/s/ Garry L. Peiffer	Director of MPLX GP LLC (the general partner of MPLX LP)
Garry L. Peiffer

/s/ Dan D. Sandman	Director of MPLX GP LLC (the general partner of MPLX LP)
Dan D. Sandman

/s/ Frank M. Semple	Director of MPLX GP LLC (the general partner of MPLX LP)
Frank M. Semple

/s/ J. Michael Stice	Director of MPLX GP LLC (the general partner of MPLX LP)
J. Michael Stice

/s/ John P. Surma	Director of MPLX GP LLC (the general partner of MPLX LP)
John P. Surma

/s/ Donald C. Templin	Director of MPLX GP LLC (the general partner of MPLX LP)
Donald C. Templin